Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Dickey, Alison Engel and Barbara W. Wall and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2015.

Signature	Title

/s/ Robert J. Dickey	President, Chief Executive Officer and Director
Robert J. Dickey	(Principal Executive Officer)

/s/ Alison Engel	Senior Vice President and Chief Financial Officer
Alison Engel	(Principal Financial Officer)

/s/ Lori C. Locke	Controller (Principal Accounting Officer)
Lori C. Locke

/s/ John Jeffry Louis	Director, Chairman
John Jeffry Louis

/s/ John E. Cody	Director
John E. Cody

/s/ Tony A. Prophet	Director
Tony A. Prophet

Director
Lila Ibrahim

/s/ Lawrence S. Kramer	Director
Lawrence S. Kramer

Director
Debra A. Sandler

Director
Chloe R. Sladden